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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-88530 and 333-44017 on Form S-8 of our report dated February 28, 2002 (March 22, 2002 as to Note 17), appearing in the Annual Report on Form 10-K of Lipid Sciences, Inc. for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP
San Francisco, California
July 11, 2002